UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
May 29, 2024

Akili, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312 Boston, MA (Address of Principal Executive Offices)	02109 (Zip Code)
(617) 313-8853
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger

On May 29, 2024, Akili, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Virtual Therapeutics Corporation, a Delaware corporation (“Parent”), and Alpha Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by Parent through a cash tender offer (the “Offer”) by Purchaser, for a price per share of the Common Stock of (x) $0.4340 (the “Offer Price”); and (ii) the merger of Purchaser with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Company’s Board of Directors has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to, and in the best interest of, the Company and its stockholders, (ii) authorized and approved the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) declared the Merger Agreement and the Transactions advisable and (iv) recommended that the Company stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Parent is required to commence the Offer as promptly as practicable, and in any event no later than June 3, 2024.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders of Common Stock, (i) each outstanding share of Common Stock of the Company, other than any shares of Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Purchaser, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price; (ii) the vesting of each option to purchase shares of Common Stock from the Company (“Company Stock Options,” and each a “Company Stock Option”) shall be accelerated and (A) each Company Stock Option that has an exercise price per share that is less than the Offer Price (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefore, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option, an amount in cash, without any interest thereon, less any applicable tax withholding, equal to the product obtained by multiplying (x) the excess of the Offer Price over the exercise price per share of Common Stock underlying such In-the-Money Option by (y) the number of shares of Common Stock underlying such In-the-Money Option and (B) each Company Stock Option that is not an In-the-Money Option will be cancelled for no consideration; (iii) each outstanding and unvested restricted stock unit of the Company shall be cancelled and the holder thereof shall be entitled to receive an amount in cash without interest, less any applicable tax withholding, equal to the Offer Price; and (iv) each Earnout Share and Company PSU (each as defined in the Merger Agreement) will be canceled for no consideration.

Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined by Section 251(h) of the  Delaware General Corporation Law (the “DGCL”)), equals at least one share more than 50% of all shares of Common Stock then issued and outstanding as of the expiration of the Offer (the “Minimum Tender Condition”); (ii) the absence of any Legal Restraint (as defined in the Merger Agreement) in effect preventing or prohibiting the consummation of the Offer, the Merger or any of the Transactions; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects; (v) that the aggregate number of Appraisal Shares (as defined in the Merger Agreement) represents 15% or more of the outstanding shares of Common Stock of the Company; and (vi) that the (A) Closing Cash  (as defined in the Merger Agreement) is either (1) less than $55,000,000 if the Offer Closing Time  (as defined in the Merger Agreement) is on or before July 31, 2024 or (2) less than $53,000,000 if the Offer Closing Time is after July 31, 2024; or (B) the Net Working Capital (as defined in the Merger Agreement) is either (1) less than $1,800,000 if the Offer Closing Time is on or before July 31, 2024 or (2) less than $2,000,000 if the Offer Closing Time is after July 31, 2024. The obligations of Parent and Purchaser to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Purchaser of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Parent and Purchaser, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both Parent and Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before July 31, 2024 (the “Outside Date”); provided that, if the Company is able to provide documentation that reasonably demonstrates that the Minimum Cash Condition (as defined in the Merger Agreement) and the Minimum NWC Condition (as defined in the Merger Agreement) would reasonably be expected to be satisfied if the closing of the Merger occurred by August 31, 2024, the Outside Date can be extended to August 31, 2024 by either Parent or the Company. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay Parent a termination fee of $1,050,000.00. The Company is also obligated to pay to Parent an expense reimbursement payment up to a maximum of $175,000 if Parent terminates the Merger Agreement following the expiration of the Offer as of the-then applicable expiration time of the Offer (the “Expiration Time”) and at the time of such termination the Minimum Tender Condition has not been satisfied but all other Offer Conditions have been satisfied or else validly waived (other than the Minimum Cash Condition, the Minimum NWC Condition or those other Offer Conditions that by their nature are to be satisfied at the then-applicable Expiration Time, but which would be capable of being satisfied or else validly waived).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure letters delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreement

In connection with the execution of the Merger Agreement, stockholders who collectively beneficially own approximately 37.38% of the outstanding shares of Common Stock of the Company each entered into a Tender and Support Agreement (each a “Tender and Support Agreement”) with Parent and Purchaser.  Each of the Tender and Support Agreements provides, among other things, that the applicable stockholder will tender all of the shares of Common Stock of the Company held by such stockholder to Purchaser in the Offer and (if applicable) vote all of its or their shares of Common Stock in favor of the Merger.

The form of Tender and Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable stockholder or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the form of the Tender and Support Agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 29, 2024, the Company and Parent issued a joint press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

The tender offer for all of the outstanding shares of common stock of the Company referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company, nor is it a substitute for the tender offer materials that Parent, Purchaser or the Company will file with the SEC. The solicitation and offer to buy the common stock of the Company will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent and Purchaser intend to file with the SEC. At the time the tender offer is commenced, Parent and Purchaser will file with the SEC a Tender Offer Statement on Schedule TO, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Parent or the Company. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.Akiliinteractive.com or by contacting the Company’s Investor Relations Department at InvestorRelations@Akiliinteractive.com or PR@Akiliinteractive.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports and other information with the SEC. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated May 29, 2024, by and among the Parent, Purchaser, and the Company. This communication includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, about the proposed acquisition of the Company by Parent and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Parent and the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements are based on current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of Parent and the Company to terminate the merger agreement; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by Parent and the Company, or at all; the risk that the Company may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with the Company’s employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed acquisition on the market price of the Company’s common stock; unknown liabilities related to Parent or the Company; the nature, cost and outcome of any litigation and other legal proceedings involving the Company or its officers and directors, including any legal proceedings related to the proposed acquisition; and risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed by the Company from time to time with the SEC, as well as the Schedule TO and related tender offer documents to be filed by Parent and its indirect wholly owned subsidiary, Purchaser, and the Schedule 14D-9 to be filed by the Company. Parent and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction.

Any forward-looking statements speak only as of the date of this communication and are made based on management’s current beliefs and assumptions and on information currently available to Parent and the Company, and the reader is cautioned not to rely on any forward-looking statements. Parent and the Company do not undertake, and specifically decline, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description of Exhibit
2.1+	Agreement and Plan of Merger, by and among Virtual Therapeutics Corporation, Alpha Merger Sub, Inc. and Akili, Inc., dated May 29, 2024.
99.1	Form of Tender and Support Agreement, dated May 29, 2024 by and among Virtual Therapeutics Corporation, Alpha Merger Sub, Inc. and certain stockholders of Akili, Inc.
99.2	Joint Press Release of Virtual Therapeutics Corporation and Akili, Inc., dated May 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+     Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Akili, Inc.

	By:	/s/ Matthew Franklin
		Name:	Matthew Franklin
		Title:	President and Chief Executive Officer

Date: May 29, 2024